Exhibit 5.1

Morgan, Lewis & Bockius LLP
Counselors at Law

1701 Market Street
Philadelphia, PA 19103-2921
215-963-5000
Fax: 215-963-5001

December 18, 2020

RCM Technologies, Inc.
2500 McClellan Avenue, Suite 350
Pennsauken, NJ 08109-4613

RE:	RCM Technologies, Inc.
Registration Statement on Form S-8 Relating to the RCM Technologies, Inc. Amended and Restated 2014 Omnibus Equity Compensation Plan and the RCM Technologies, Inc. 2001 Employee Stock Purchase Plan

Ladies and Gentlemen:

We have acted as counsel to RCM Technologies, Inc., a Nevada corporation (the “Company”), in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) for filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), for the registration by the Company of 850,000 shares (the “2014 Plan Shares”) of the Company’s common stock, par value $0.05 per share (the “Common Stock”), which may be issued under the Company’s Amended and Restated 2014 Omnibus Equity Compensation Plan, as amended to date (the “2014 Plan”) and 300,000 shares (the “ESPP Shares”) of the Common Stock, which may be issued under the Company’s 2001 Employee Stock Purchase Plan, as amended to date (the “ESPP”).  We have examined the 2014 Plan, the ESPP, the Articles of Incorporation of the Company, as amended to date, the Amended and Restated Bylaws of the Company, as amended to date, and such certificates, records, statutes and other documents as we have deemed relevant in rendering this opinion.  As to matters of fact, we have relied on representations of officers of the Company.  In our examination, we have assumed the genuineness of documents submitted to us as originals and the genuineness of, and conformity with, the original of all documents submitted to us as copies thereof.

Based upon the foregoing, we are of the opinion that (i) the 2014 Shares, when issued by the Company in accordance with the terms and conditions of the 2014 Plan, and (ii) the ESPP Shares, when issued by the Company in accordance with the terms and conditions of the ESPP, will be validly issued, fully paid and non-assessable.

The opinion set forth above is limited to Chapter 78 of the Nevada Revised Statutes.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement.  In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP